As filed with the Securities and Exchange Commission on January 19, 2007
                                                   Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)
                              --------------------
         Nevada                                      90-0196936
     (State or other                              (I.R.S. Employer
     jurisdiction of                             Identification No.)
     incorporation)


                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------
                                   Jerry Cash
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                            Patrick Respeliers, Esq.
                           Stinson Morrison Hecker LLP
                                   1201 Walnut
                           Kansas City, Missouri 64106
                                 (816) 842-8600

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
   Title of Each Class of      Amount     Proposed    Proposed    Amount of
         Securities            to be      Maximum      Maximum   Registration
      to be Registered      Registered(1) Offering    Aggregate     Fee(2)
                                          Price Per   Offering
                                           Unit(2)    Price (2)
-----------------------------------------------------------------------------

Common Stock, par value        82,500      $8.83      $728,475       $78
$0.001 per share (3)
-----------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act, based on the average of the high and low prices reported for the common stock on The Nasdaq Global Market on January 12, 2007.

(3) Includes one preferred stock purchase right, or the Rights, for each share of common stock. Pursuant to Rule 457(g) of the Securities Act, no separate fee is payable in connection with the Rights.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED JANUARY 19, 2007

                                   PROSPECTUS



                                     QUEST
                              RESOURCE CORPORATION
                                [GRAPHIC OMITTED]






                          82,500 Shares of Common Stock

                            ------------------------

      This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders. The shares to be sold by the selling stockholders were obtained from us in a private placement of our common stock as partial payment for a consent fee in connection with an amendment to our credit facilities. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

      The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 6 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

      We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

      Our common stock trades on The Nasdaq Global Market under the symbol "QRCP." On January 17, 2007, the last reported sale price of our common stock on The Nasdaq Global Market was $8.77 per share.

      Investing in our common stock involves risks. See "Risk Factors" on page
1.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is        , 2007.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                 Page

About this Prospectus.............................................1
Forward-Looking Statements........................................1
Risk Factors......................................................1
About Quest Resource Corporation..................................3
Use of Proceeds...................................................4
The Selling Stockholders..........................................4
Plan of Distribution..............................................6
Legal Matters.....................................................8
Experts...........................................................8
How to Obtain More Information....................................9
Incorporation of Information Filed with the SEC...................9
Glossary of Natural Gas Terms....................................11

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

      We have provided definitions of some of the industry terms used in this prospectus in the "Glossary of Natural Gas Terms."

      This prospectus highlights selected information about us and our common stock but does not contain all information that you should consider before investing in the shares. You should read this entire prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" beginning on page 1.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to "Quest", "we", "our" and "us" refer to Quest Resource Corporation, its subsidiaries and predecessors.

                                  RISK FACTORS

      Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

     o projections and estimates concerning the timing and success of specific projects;

     o    financial position;

     o    business strategy;

     o    budgets;

     o    amount, nature and timing of capital expenditures;

     o    drilling of wells;

     o    acquisition and development of natural gas and oil properties;

     o    timing and amount of future production of natural gas and oil;

     o    operating costs and other expenses;

     o estimated future net revenues from natural gas and oil reserves and the present value thereof;

     o    cash flow and anticipated liquidity; and

     o    other plans and objectives for future operations.

      When we use the words "believe," "intend," "expect," "may," "will," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

     o    our ability to implement our business strategy;

     o the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;

     o    fluctuations in the commodity prices for natural gas and crude oil;

     o engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;

     o    land issues;

     o the effects of government regulation and permitting and other legal requirements;

     o    labor problems;

     o    environmental related problems;

     o the uncertainty inherent in estimating future natural gas and oil production or reserves;

     o    production variances from expectations;

     o the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;

     o disruptions, capacity constraints in or other limitations on our pipeline systems;

     o costs associated with perfecting title for natural gas rights in some of our properties;

     o    the need to develop and replace reserves;

     o    competition;

     o    dependence upon key personnel;

     o    the lack of liquidity of our equity securities;

     o    operating hazards attendant to the natural gas and oil business;

     o down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;

     o potential mechanical failure or under-performance of significant wells;

     o    climatic conditions;

     o    natural disasters;

     o    acts of terrorism;

     o    availability and cost of material and equipment;

     o    delays in anticipated start-up dates;

     o    our ability to find and retain skilled personnel;

     o    availability of capital;

     o    the strength and financial resources of our competitors; and

     o    general economic conditions.

     Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

     Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described under Item 1A. "Risk Factors" in our most recently filed Annual Report on Form 10-K or any subsequently filed Quarterly Report on Form 10-Q. You may obtain a copy of this document as described under "How to Obtain More Information" and "Incorporation of Information Filed with the SEC." Other factors not identified could also have such an effect.

     We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                        ABOUT QUEST RESOURCE CORPORATION

     We are an independent energy company engaged in the exploration, development and production of natural gas. Our operations are currently focused on the development of coal bed methane, or CBM, in a fifteen county region in southeastern Kansas and northeastern Oklahoma that is part of the Cherokee Basin. As of December 31, 2005, we had 134.5 Bcfe of net proved reserves with a PV-10 value before effect of income taxes of $482.5 million. Our reserves are approximately 99% CBM and 54% proved developed. We believe we are the largest producer of natural gas in the Cherokee Basin with an average net daily production of 26.2 mmcfe for the year ended December 31, 2005. Our reserves are long-lived with a reserve life index of 16.3 years. As of December 31, 2005, we owned the development rights to 494,985 net CBM acres throughout the Cherokee Basin and had developed approximately 40% of our acreage. As of December 31, 2005, we operated approximately 1,055 producing gas and oil wells.

      In addition to our CBM reserves and acreage, we own an approximate 49.35% limited partner interest and 85% of a 2% general partner interest in Quest Midstream Partners, L.P., which owns and operates a gas gathering pipeline network of approximately 1,500 miles that serves our acreage position. Presently, this system has a maximum daily throughput of 70 mmcf/d and is operating at about 54% capacity. We transport 100% of our production through Quest Midstream Partners, L.P.'s gas gathering pipeline network to interstate pipeline delivery points. Approximately 10% of the current volumes transported on Quest Midstream Partners, L.P.'s pipeline system are for third parties.

      Our principal executive offices are located at 9520 N. May Avenue, Suite 300, Oklahoma City, Oklahoma 73120 and our telephone number at such location is
(405) 488-1304.

                                 USE OF PROCEEDS

      We will receive no proceeds from the sale of the shares by the selling stockholders. We will pay certain expenses related to the registration of the shares of common stock.

                            THE SELLING STOCKHOLDERS

      Pursuant to a fee letter dated December 22, 2006 (the "Fee Letter"), we agreed to file this registration statement with the SEC for the benefit of the selling stockholders. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

      All of the selling stockholders are lenders under our existing credit facilities. We did not have any other material relationships with any of the selling security holders during the three years prior to their acquisition of our common stock, and have not had any other material relationship with any of them since that date through the date of this prospectus.

      We agreed to file this registration statement with the SEC for the benefit of the selling security holders and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of:

     o the sale, transfer or other disposition of all of the shares of common stock covered by this registration statement pursuant to this registration statement; or

     o such time as all of the shares of our common stock registered under this registration statements are, in the opinion of our counsel, eligible for sale by each selling security holder in a single transaction pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act;

      The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of January 17, 2007. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering. This information is based solely on information provided by or on behalf of the selling security holders set forth below, and we have not independently verified the information.

------------------------------------------------------------------------
                                                          Number of
                        Number of    Number of Shares     Shares of
                        Shares of           of           Common Stock
                      Common Stock     Common Stock       Owned Upon
                     Owned Prior to    Offered Under    Completion of
  Name of Selling         this             this              the
    Stockholder         Offering        Prospectus         Offering
------------------------------------------------------------------------
Deephaven                 1,650            1,650              0
Distressed
Opportunities
Trading Ltd (1)
------------------------------------------------------------------------
Deephaven Global          1,100            1,100              0
Value Partners
Trading Ltd (1)
------------------------------------------------------------------------
Deephaven Event           4,587            4,587              0
Trading Ltd (2)
------------------------------------------------------------------------
MA Deep Event, LTD         363              363               0
(2)
------------------------------------------------------------------------
Grand Central Asset      11,000           11,000              0
Trust, ARL Series
(3)
------------------------------------------------------------------------
Copper River CLO          2,200            2,200              0
Ltd. (4)
------------------------------------------------------------------------
NZC Opportunities         2,750            2,750              0
LLC (4)
------------------------------------------------------------------------
Green Lane CLO Ltd.       3,300            3,300              0
(4)
------------------------------------------------------------------------
Kennecott Funding         2,200            2,200              0
Ltd. (4)
------------------------------------------------------------------------
Sands Point Funding       2,200            2,200              0
Ltd. (4)
------------------------------------------------------------------------
Stellar Funding,          5,500            5,500              0
Ltd. (4)
------------------------------------------------------------------------
Orpheus Funding LLC      36,300           36,300              0
(4)
------------------------------------------------------------------------
Orpheus Holdings          1,100            1,100              0
Limited (4)
------------------------------------------------------------------------

Del Mar Master Fund       8,250            8,250              0
Ltd. (5)
------------------------------------------------------------------------

       Total:            82,500           82,500              0
------------------------------------------------------------------------

(1) Jeffrey Golbus is the portfolio manager of Deephaven Distressed Opportunities Trading Ltd ("DDOT") and Deephaven Global Value Partners Trading Ltd (the "DGVPT"), and as a result, Mr. Golbus may be deemed to beneficially own the securities held by DDOT and DGVPT.

(2) Andy Greenberg is the portfolio manager of Deephaven Event Trading Ltd ("DET") and MA Deep Event, LTD ("MA Deep"), and as a result, Mr. Greenberg may be deemed to beneficially own the securities held by DET and MA Deep.

(3) Airlie Group is the managing fund of Grand Central Asset Trust, ARL Series. Brendan Driscoll is the Chief Financial Officer of Airlie Group. Mr. Driscoll and Airlie Group may each be deemed to beneficially own the securities held by Grand Central Asset Trust, ARL Series.

(4) Guggenheim Investment Management, LLC ("Guggenheim") is the manager of Copper River CLO Ltd., NZC Opportunities LLC, Green Lane CLO Ltd., Kennecott Funding Ltd., Sands Point Funding Ltd., Stellar Funding, Ltd., Orpheus Funding LLC, and Orpheus Holdings Limited (collectively, the "Funds"). Stephen D. Sautel is the Managing Director and authorized signatory of Guggenheim. Mr. Sautel and Guggenheim may each be deemed to have beneficial ownership of all of the shares owned by the Funds. Mr. Sautel and Guggenheim disclaim any beneficial ownership of any such shares.

(5) David Freelove is the Chief Executive Officer of Del Mar Asset Management, LP, which is the investment manager of Del Mar Master Fund, Ltd. Mr. Freelove and Del Mar Asset Management, LP may each be deemed to beneficially own the securities held by Del Mar Master Fund Ltd.

     The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which the information in the table is presented. Information concerning the selling security holders may change from time to time and any such changed information will be set forth in prospectus supplements or, to the extent required, post-effective amendments to the registration statement.

     Each selling security holder who is an affiliate of a broker-dealer has informed us that such selling security holder purchased the securities in the ordinary course of business and, at the time of the purchase of the securities, did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

     The shares may be sold in one or more transactions at:

     o    fixed prices;

     o    prevailing market prices at the time of sale;

     o    prices related to the prevailing market prices;

     o    varying prices determined at the time of sale; or

     o    otherwise negotiated prices.

     The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

     o a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     o on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq Global Market and the over-the-counter market;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o    privately negotiated transactions;

     o    by pledge to secure debts or other obligations;

     o    put or call transactions; or

     o    to cover hedging transactions.

     If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     In connection with the sale of shares, the selling stockholders may, subject to applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any broker-dealer or agent regarding the sale of the shares of our common stock by the selling security holders.

     The selling stockholders may pay usual and customary or specifically negotiated concessions or brokerage fees or commissions in connection with their sales.

     The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act, relating to the sale of any shares.

     We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     To the extent required by the Securities Act, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholders, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

      We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholders. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by us.

      We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, and to contribute to payments the selling security holders may be required to make in respect thereof.

      We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under that rule rather than pursuant to this prospectus.

      We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

                                  LEGAL MATTERS

      The validity of the securities offered by this prospectus is being passed upon by Brownstein Hyatt Farber Schreck, P.C., Las Vegas, Nevada.

                                     EXPERTS

      The financial statements as of December 31, 2005 and for the year then ended, as of December 31, 2004 and for the seven month transition period ended December 31, 2004, and for the fiscal year ended May 31, 2004 incorporated by reference in this prospectus, have been audited by Murrell, Hall, McIntosh & Co., PLLP, an independent registered public account firm, as stated in their report in our Annual Report on Form 10-K for the year ended December 31, 2005.

      The information included or incorporated by reference in this prospectus as of December 31, 2005 and 2004 and May 31, 2004, relating to our total gas supply and our owned gas reserves is derived from reserve reports prepared or reviewed by Cawley, Gillespie & Associates, Inc., of Ft. Worth, Texas.

      This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

                         HOW TO OBTAIN MORE INFORMATION

      We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities or web site.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

     o    Our Annual Report on Form 10-K for the period ended December 31, 2005;

     o    Our Proxy Statement filed with the SEC on May 3, 2006;

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

     o Our Current Reports on Form 8-K filed on April 10, 2006, June 1, 2006, June 6, 2006, June 14, 2006, December 27, 2006 and December 29, 2006;

     o The description of our common stock contained in our registration statement on Form 8-A12G/A (Amendment No. 2) filed with the SEC on December 7, 2005; and

     o The description of our preferred stock purchase rights contained in our registration statement on Form 8-A12G filed with the SEC on June 1, 2006.

     Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The following information contained in documents described above is not incorporated herein by reference: (i) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (ii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

     Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                           Quest Resource Corporation
                          9520 N. May Avenue, Suite 300
                          Oklahoma City, Oklahoma 73120
                                 (405) 488-1304
                                 dgrose@qrcp.net

      You may also access these documents on our website at http://www.qrcp.net/financialreports.html#.

      All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

                          GLOSSARY OF NATURAL GAS TERMS

The following is a description of the meanings of some of the oil and gas industry terms used in this offering memorandum.

Bcf. Billion cubic feet of natural gas.

Bcfe. Billion cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

CBM. Coal bed methane.

Completion. The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Frac/Fracturing. The method used to increase the deliverability of a well by pumping a liquid or other substance into a well under pressure to crack and prop open the hydrocarbon formation.

Gathering system. Pipelines and other equipment used to move natural gas from the wellhead to the trunk or the main transmission lines of a pipeline system.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

mcf. Thousand cubic feet of natural gas.

mcfe. Thousand cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

mmcf. Million cubic feet of natural gas.

mmcfe. Million cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interests owned in gross acres or well, as the case may be.

Perforation. The making of holes in casing and cement (if present) to allow formation fluids to enter the well bore.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Proved developed non-producing reserves. Proved developed reserves that are expected to be recovered from zones behind casings in existing wells.

Proved developed reserves. Proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves or PUD. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 or present value of estimated future net revenues. An estimate of the present value of the estimated future net revenues from proved gas reserves at a date indicated after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of federal income taxes. The estimated future net revenues are discounted at an annual rate of 10% in accordance with the SEC's practice, to determine their "present value." The present value is shown to indicate the effect of time on the value of the revenue stream and should not be construed as being the fair market value of the properties. Estimates of future net revenues are made using oil and natural gas prices and operating costs at the date indicated and held constant for the life of the reserves.

Reserve life index. This index is calculated by dividing total proved reserves by the production from the previous year to estimate the number of years of remaining production.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

scf. Standard cubic feet of natural gas.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil or gas regardless of whether or not such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

================================================================================




                             ----------------------






                                  82,500 Shares

                           Quest Resource Corporation

                                  Common Stock

                             ----------------------
                                   PROSPECTUS

                             ----------------------

                                                      , 2007



================================================================================

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

      The estimated expenses to be borne by us in connection with the offering are as follows:

                                                  Amount to be Paid
                                                  -----------------

  Securities and Exchange Commission
    registration fee                            $          78
  Accounting fees and expenses                          1,000
  Legal fees and expenses                              10,000
  Miscellaneous expenses (including printing
    expenses)                                             500
                                                  -----------------

  Total                                         $      11,578
                                                  =================



Item 15.    Indemnification of Directors and Officers.

      Section 1 of Article X of our Restated Articles of Incorporation, as amended, provides for indemnification of our directors and officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Section 2 of Article X of our Restated Articles of Incorporation, as amended, provides for indemnification of any person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit by or in the right of the corporation if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, unless such person shall have been adjudged to be culpable in the performance of such person's duty to the corporation. However, a court overseeing such action may nonetheless determine that despite finding such person liable, such person shall be entitled to indemnification.

      We also maintain, and intend to continue to maintain, insurance for the benefit of our directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

      Section 78.7502 of Chapter 78 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity which such person is or was serving in such capacity at the request of the corporation, who was or is a party to any threatened, pending or completed action, suit or proceeding, against expenses, including legal expenses, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of a corporation, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

      Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

      Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for by the Nevada Revised Statutes does not exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

      Finally, Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

      As permitted by the Nevada Revised Statutes, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Quest or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful or if such person is not liable to us pursuant to Section 78.138 of the Nevada Revised Statutes. However, in the case of any threatened, pending or completed derivative action, suit or proceeding, no indemnification will be made in respect of any claim, issue or matter as to such person if a court of competent jurisdiction, after exhaustion of all appeals therefrom, has found such person to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that the District Court of the State of Nevada or the court in which such proceeding was brought or other court of competent jurisdiction determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court of the State of Nevada or such other court shall deem proper. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 16.    Exhibits and Financial Statement Schedules.

      The index to exhibits appears immediately following the signature pages to this registration statement.

Item 17.   Undertakings.

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

           (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
     (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
     (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 19th day of January, 2007.

                               QUEST RESOURCE CORPORATION


                                 By:  /s/ Jerry Cash
                                      ----------------------------------------
                                      Name:   Jerry Cash
                                      Title:  Chairman of the Board and
                                      Chief   Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jerry Cash and David E. Grose, and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                      Title                   Date
       ---------                      -----                   ----

/s/ Jerry Cash           Director, Chairman of the        January 19, 2007
-----------------------  Board, and Chief Executive
Jerry Cash               Officer (principal executive
                         officer)

/s/ John C. Garrison     Director                         January 19, 2007
-----------------------
John C. Garrison


/s/ James B. Kite, Jr.   Director                         January 19, 2007
-----------------------
James B. Kite, Jr.


/s/ Jon H. Rateau        Director                         January 19, 2007
-----------------------
Jon H. Rateau


/s/ David E. Grose       Chief Financial Officer          January 19, 2007
-----------------------  (principal financial and
David E. Grose           accounting officer)


* By:  /s/ Jerry Cash
       -----------------------------------
       Jerry Cash, Attorney-in-Fact

                                INDEX TO EXHIBITS


  Exhibit                          Description
    No.

    4.1* Specimen of certificate for shares of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A12G/A (Amendment No. 2) filed on December 7,
            2005).

    4.2* Rights Agreement dated as of May 31, 2006 between Quest Resource Corporation and UMB Bank, n.a., as Rights Agent, including exhibits thereto (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 1, 2006).

    4.3* Form of Certificate of Designation of Series B Junior Participating Preferred Stock (incorporated herein by reference to Exhibit A of the Rights Agreement attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 1, 2006).

    4.4* Form of Rights Certificate (incorporated herein by reference to Exhibit B of the Rights Agreement attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on June 1, 2006).

    5.1     Opinion of Brownstein Hyatt Farber Schreck, P.C.

    23.1    Consent of Cawley, Gillespie & Associates, Inc.

    23.2    Consent of Murrell, Hall, McIntosh & Co., PLLP.

    23.3    Consent of Brownstein Hyatt Farber Schreck, P.C.
            (included in Exhibit 5.1).

    24.1 Power of Attorney (included on signature page to this registration statement).

-------------------
*    Incorporated by reference.